                                   EXHIBIT 10



         TERM LOAN AGREEMENT ("this Agreement") dated as of June 18, 1998 by and among ALEXANDER'S KINGS PLAZA CENTER, INC., a Delaware corporation, KINGS PLAZA CORP., a Delaware corporation and ALEXANDER'S DEPARTMENT STORES OF BROOKLYN, INC., a New York corporation (individually and collectively, jointly and severally, "Borrower"), UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as Administrative Agent, "UBS"; UBS and each other lender who may become a Lender pursuant to Section 8.05, each, a "Lender" and collectively, "Lenders") and UBS, as Administrative Agent for Lenders (together with its successors in such capacity, "Administrative Agent").

         Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower, Administrative Agent and Lenders hereby agree as follows:


                                    ARTICLE I

             PARTICULAR TERMS, DEFINITIONS AND RULES OF CONSTRUCTION

                  1.01. Definitions. The following terms, as used herein, shall have the following meanings:

"Additional Costs" -- Any costs, losses or expenses actually incurred by any Lender which it reasonably determines are attributable to its making or maintaining its Pro Rata Share of the Loan or any reduction in any amount receivable by any Lender under the Loan or its Note.

"Additional Documents" -- The documents listed in EXHIBIT H hereto.

"Adjusted NOI" -- For any period, (i) Net Operating Income, adjusted as described in the next to the last sentence of this definition to take into account the projected contribution to Net Operating Income from tenants under executed leases which have terms greater than five (5) years and which are otherwise acceptable to Administrative Agent in its sole discretion ("Qualifying Leases"), less (ii) the portion of the amount determined pursuant to clause (i) representing lease cancellation income. For purposes of computing the amount pursuant to clause (i), in the event that a Qualifying Lease is executed (and, to the extent Administrative Agent's approval thereof is required pursuant to this Agreement, such approval is given or deemed given) with respect to space in the Premises that was vacant at any time during the period with respect to which Net Operating Income is being computed, the tenant under such lease shall be deemed to have been in occupancy and paying rent during the period of vacancy, and said amount computed pursuant to clause (i) shall be adjusted upward correspondingly. In addition, Net Operating Income shall be adjusted (i) to exclude free rent, accrued rent with respect to tenants more than sixty (60) days in arrears in the payment of rent and rent from terminated leases and (ii) to omit the straight line treatment of rent.

"Administrative Agent's Office" -- Administrative Agent's Office as set forth on the signature page of this Agreement, or such other address in the United States as Administrative Agent may designate by notice to Borrower and Lenders.

"Aggregate Commitment Amount" -- At any time, the sum of (i) the Principal
         Amount plus the undisbursed amount of the Loan, plus, once the first advance is made of the Building Loan or the Other Loan, (ii) the aggregate outstanding principal amount of the Building Loan Notes plus the undisbursed amount of the Building Loan and (iii) the aggregate outstanding principal amount of the Other Notes plus the undisbursed amount of the Other Loan.

"Applicable Lending Office" -- For each Lender and for the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, the lending office of such Lender (or of an affiliate of such Lender) designated as such on the signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, are to be made and maintained.

"Applicable Margin" -- With respect to the Prime Based Rate, 0% per annum; and with respect to the LIBO Based Rate, 1.25% per annum.

"Assignee" -- Has the meaning specified in Section 8.05.

"Assignment and Assumption Agreement" -- An Assignment and Assumption Agreement, substantially in the form of EXHIBIT A, pursuant to which a Lender assigns and an Assignee assumes rights and obligations in accordance with Section 8.05.

"ATC Letter" -- That certain letter from ATC Associates Inc., by David M.
         Winslow and Kelly McKinney, to Dewey Ballantine LLP dated June 10, 1998, Subject: Kings Plaza Shopping Center, Brooklyn, NY, ATC Project No. 43411-001, Remediation Cost Estimate Review.

"Building Loan"; "Building Loan Notes"; "Building Loan Mortgage" -- A loan by
         Lenders to Borrower for certain cost-of-improvement items with respect to the Premises; the note evidencing said loan made by Borrower to Lenders; the building loan mortgage, assignment of leases and rents and security agreement(s) made to Administrative Agent as to secure the Building Loan Notes and Borrower's other obligations in respect of the Building Loan. The Building Loan Mortgage shall be a second lien on Borrower's interest in the Premises (behind the lien of the Mortgage).

"Business Day" -- Any day on which commercial banks are not authorized or required to close in New York City; or, whenever such day relates to a LIBOR Amount, an Interest Period with respect to a LIBOR Amount, or notice with respect to a LIBOR Amount, any such day in which Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

"Code" -- The Internal Revenue Code of 1986.

"Credit Lease" -- a Major Lease with an investment grade rated tenant, on Borrower's standard form without material changes, at a market rental and for a term of at least five (5) years.

"Debt Yield" -- For any calendar quarter, the ratio, expressed as a percentage, as determined by Administrative Agent (which determination shall be conclusive so long as made on a reasonable basis), of (i) Adjusted NOI for the three (3)-month period ending with the last day of such quarter, annualized (i.e., multiplied by four (4)) to (ii) the Aggregate Commitment Amount as of the end of such quarter.

"Default"-- Any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

"Default Rate" -- Has the meaning given to such term in the Mortgage.

"Dollars" and "$" -- Lawful money of the United States of America.

"EHS Permits" -- Has the meaning given to such term in the Environmental
         Agreement.

"Employee Benefit Plan" -- Any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or Guarantor.

"Environmental Agreement" -- The Environmental Agreement of even date herewith made by Borrower and Guarantor to Lenders.

"Environmental, Health and Safety Laws" -- Has the meaning given to such term in the Environmental Agreement.

"Environmental Reports" -- The environmental reports listed on EXHIBIT E.

"ERISA" -- The Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

"ERISA Affiliate" -- Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower and/or Guarantor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower and/or Guarantor, or any organization which is required to be treated as a single employer with Borrower and/or Guarantor under
         Section 414(m) or 414(o) of the Code.

"Event of Default" -- Has the meaning given to such term in the Mortgage.

"Federal Funds Rate" -- For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

"Financial Statements" -- Statements of the assets, liabilities (direct or contingent), income, expenses and cash flow of Borrower and Guarantor, prepared in accordance with generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

"Governmental Authorities" -- The United States, the State of New York and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over Borrower, Guarantor, the Premises or the Improvements.

"Guarantor" -- Jointly and severally, Alexander's, Inc., a Delaware corporation, and any other Person(s) who may hereafter become a guarantor of any or all of Borrower's obligations in respect of the Loan.

"Hazardous Materials" -- Has the meaning given to such term in the Environmental
         Agreement.

"Improvements" -- Kings Plaza Mall consisting of approximately 418,631 square feet of mall store retail space and a former Alexander's store containing approximately 339,000 square feet of gross leasable area which is to be renovated.

"Individual Loan Commitment" -- With respect to each Lender, the amount set forth below opposite the name of such Lender (subject to adjustment in accordance with the provisions of Section 8.05).

         Lender                                   Individual Loan Commitment
           UBS                                            $90,000,000


"Interest Period" -- The period during which interest at the LIBO Based Rate, determined as provided in this Agreement, shall be applicable to the LIBO Rate Request Amount in question, provided, however, that each such period shall be one (1) month for the first one hundred twenty (120) days following the date hereof and thereafter either one (1), two (2) or three (3) months, which shall be measured from the date specified by Borrower in each LIBO Rate Request for the commencement of the computation of interest at the LIBO Based Rate, to the

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      numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Business Day of a calendar month, then the last Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Business Day then the next succeeding Business Day, unless such next succeeding Business Day enters a new calendar month, in which case such period shall end on the next preceding Business Day) and in no event shall any such period extend beyond the Maturity Date.

"Law" -- Any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

"Lenders' Counsel" -- Dewey Ballantine LLP, 1301 Avenue of the Americas, New
      York, New York 10019-6092.

"LIBO Based Rate" -- With respect to any LIBOR Amount, the rate per annum
      (expressed as a percentage) determined by Administrative Agent to be equal to the sum of (i) the quotient of the LIBO Rate for the LIBOR Amount and Interest Period in question divided by [1 minus the Reserve Requirement] (rounded up to the nearest 1/100 of 1%) and (ii) the Applicable Margin.

"LIBO Rate" -- The rate per annum (rounded up to the nearest 1/16 of 1%) offered to the London branch of UBS by prime banks in the London interbank market at approximately 11 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period, for deposits in immediately available funds, in Dollars, of amounts comparable to the LIBO Rate Request Amount for the same period of time as the Interest Period selected by Borrower in the LIBO Rate Request.

"LIBO Rate Request" -- Borrower's telephonic notice (to be promptly confirmed in writing), to be received by Administrative Agent by 12 Noon (New York time) three (3) Business Days prior to the date specified in the LIBO Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of (a) its intention to have (i) all or any portion of the Principal Amount or the outstanding principal amount under the Building Loan Notes or the Other Notes which is not then the subject of an Interest Period (other than an Interest Period which is terminating on the Business Day specified in the notice), and/or (ii) all or any portion of any advance of proceeds of the Loan, the Building Loan or the Other Loan, evidenced by, respectively, the Notes, the Building Loan Notes or the Other Notes, which is to be made on the Business Day specified in the notice, bear interest at the LIBO Based Rate and (b) the Interest Period desired by Borrower in respect of the amount specified.

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
"LIBO Rate Request Amount" -- The amount, to be specified by Borrower in each LIBO Rate Request, which Borrower desires bear interest at the LIBO Based Rate and which shall in no event be less than $1,000,000 and which, at Administrative Agent's option, shall be an integral multiple of $100,000.

"LIBOR Amount" -- Each portion of the Principal Amount or the outstanding principal amount under the Building Loan Notes or the Other Notes bearing interest at the LIBO Based Rate pursuant to a particular LIBO Rate Request.

"Loan" -- The loan in the Loan Amount evidenced by the Notes and advanced pursuant to this Agreement.

"Loan Amount" -- $90,000,000.

"Loan Documents" -- This Agreement, the Notes, the Mortgage, the Environmental
      Agreement, Uniform Commercial Code financing statements in respect of the Mortgaged Property and any other collateral given as security for the Loan, and any other documents which evidence or secure the Loan.

"Major Lease" -- Any lease for space of the Improvements greater than 7,500 square feet.

"Maturity Date" -- June 1, 2001.

"Mortgage" -- The consolidated mortgage, assignment of leases and rents and security agreement(s) made to Administrative Agent pursuant to a mortgage consolidation and modification agreement to secure the Notes and Borrower's other obligations in respect of the Loan. The Mortgage shall be a first lien on Borrower's interest in the Premises.

"Mortgaged Property" -- Borrower's interest in the Premises and other property constituting the "Mortgaged Property", as said quoted term is defined in the Mortgage.

"Multiemployer Plan" -- Any plan defined as such in Section 3(37) of ERISA.

"Net Cash Flow" -- For any period, Net Operating Income less interest on the
      Loan, the Building Loan and the Other Loan, each for such period.

"Net Operating Income" -- For any period, an amount, as determined by Administrative Agent (which determination shall be conclusive so long as made on a reasonable basis), equal to:

                    (a) all actual revenues of Borrower from the operation of the Premises during such period, determined in accordance with GAAP, including all rental and other payments, including, without limitation, base rent, additional rent, promotional revenues, percentage rent and payments for common area maintenance, taxes and operating expenses;

      less
                    (b) all operating expenses of Borrower in connection with the Premises during such period, determined in accordance with GAAP, including, without limitation, insurance premiums, real estate taxes, ordinary maintenance and repair expenses, management fees (of 3.5% of the sum calculated pursuant to clause (a) above) and any other operating expenses, all as determined in accordance with GAAP, but excluding debt service payable under the Loan, the Building Loan and the Other Loan.

"Non-Delinquent Lender" -- Each Lender other than the Delinquent Lender(s).

"Note"; "Notes" -- The notes, represented initially by a consolidated note pursuant to a Note Consolidation and Modification Agreement of even date herewith for an aggregate principal amount of $90,000,000 held by UBS, in the form of EXHIBIT C; such consolidated note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time including, without limitation, any substitute notes pursuant to Section 8.05, each, a "Note" and collectively, the "Notes".

"Other Loan"; "Other Notes"; "Other Mortgage" -- A loan by Lenders to Borrower for certain non-cost-of-improvement items with respect to the Premises; the note evidencing said loan made by Borrower to Lenders; the project loan mortgage, assignment of leases and rents and security agreement(s) made to Administrative Agent as to secure the Other Notes and Borrower's other obligations in respect of the Other Loan. The Other Mortgage shall be a third lien on Borrower's interest in the Premises (behind the lien of the Mortgage and the Building Loan Mortgage).

"Participant"; "Participation" -- Have the respective meanings specified in
      Section 8.05.

"Pension Plan" -- Any employee pension benefit plan within the meaning of
      Section 3(2) of ERISA with respect to which Borrower, Guarantor or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

"Person" -- An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

"Premises" -- The land described on Schedule A to the Mortgage and located as indicated on the cover hereof, upon which all or part of the Improvements are located.

"Premises Documents" -- Has the meaning given to such term in the Mortgage.

"Prime Based Rate" -- The Applicable Margin plus the greater of (i) the Federal
      Funds Rate plus 1/2 of 1% per annum or (ii) the prime commercial lending rate as announced from time to time by Administrative Agent at Administrative Agent's Office, each change in said rates to be effective as of the date of such change.

"Principal Amount" -- At any time, the aggregate outstanding principal amount of the Notes.

"Pro Rata Share" -- With respect to each Lender, the ratio of such Lender's
      Individual Loan Commitment to the Loan Amount. As of the date hereof, the Lenders' respective Pro Rata Shares are as follows:

         Lender                                         Pro Rata Share

           UBS                                               100%

"Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve
      System.

"Regulatory Change" -- With respect to any Lender and the charging and collecting of interest at the LIBO Based Rate, any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is reflected in a change in the LIBO Based Rate.

"Remedial Action" -- Has the meaning given to such term in the Environmental
      Agreement.

"Required Lenders" -- At any time, those Lenders holding at least 66-2/3% of that portion of the aggregate outstanding principal amount of those of the Notes held by the Lenders.

"Reserve Requirement" -- The rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained by any Lender or any Lender's respective Participants, if any, under Regulation D against "Euro-Currency Liabilities", as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by any Lender or any Lender's respective Participants in the Loan by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Based Rate is to be determined as provided in this Agreement or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates used in determining the LIBO Rate.

"Title Insurer" -- The issuer(s), approved by Administrative Agent, of the title insurance policy or policies insuring the Mortgage.

                  1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof"

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and the like refer to this Agreement as a whole, (iii) "Article", "Section",
"Schedule" and "Exhibit" refer to Articles, Sections, Schedules and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules, if any, annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof


                                   ARTICLE II

                                    THE LOAN

                  2.01. Generally. Subject to the provisions of this Agreement, and on the basis of the representations, warranties and covenants made herein and in the other Loan Documents, Lender will advance and Borrower will accept the Loan Amount, in one disbursement, upon the satisfaction of the conditions set forth in Section 4.01. The Loan shall be made at Lender's principal office or at such other place as Lender may designate, by wire transfer to an account of Borrower designated by it.

                  2.02. Purpose. The Loan shall be made for the business purpose of refinancing existing indebtedness, funding to acquire partnership or tenant-in-common interests and other general business purposes. Borrower covenants and agrees that in no event shall proceeds of the Loan, or any part thereof, be used, directly or indirectly, for any other purpose, for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or in connection with any hostile acquisition.

                  2.03. Notes. The Loan shall be evidenced by the Notes, duly completed and executed by Borrower (one for each Lender in an amount equal to such Lender's Individual Loan Commitment, payable for the account of such Lender's Applicable Lending Office), in an aggregate principal amount equal to the Loan Amount. The Notes shall mature, and all outstanding principal and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended.

                  2.04. Payments and Distributions. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Lender such Lender's appropriate share (based upon the respective outstanding principal amounts of the Notes and the respective rates of interest thereunder) of the payments of principal and interest, and its appropriate share of the payments of other sums, in like funds for the account of such Lender's Applicable Lending Office.

         Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and, if applicable, fees, as the case may be.

                  2.05. Interest. Borrower shall have the option, subject to the terms and conditions set forth in this Agreement, of paying interest on the Principal Amount or portions thereof at the Prime Based Rate or the LIBO Based Rate. If Borrower desires the application of the LIBO Based Rate, it shall submit a LIBO Rate Request to Administrative Agent, which LIBO Rate Request shall be irrevocable, subject to Borrower's right to convert the rate of interest payable under the Notes with respect to any LIBOR Amount from the LIBO Based Rate to the Prime Based Rate as provided in Section 2.07. Administrative Agent shall, on the day of its receipt of the LIBO Rate Request from Borrower, notify each Lender either by telephone or by facsimile of the specified LIBOR Amount and the amount of the Lender's portion thereof, the Interest Period and date of commencement thereof, and the interest rate applicable to such LIBOR Amount. Each LIBO Rate Request shall be applicable to the Notes in accordance with the Lenders' respective Pro Rata Shares, so that, barring a conversion or suspension of the LIBO Based Rate by one or more, but not all, Lenders, pursuant to Article III, the outstanding principal amounts of each of the Notes shall contain segments bearing interest at the Prime Based Rate and/or LIBO Based Rate(s) under particular Interest Period(s), each of which segments shall correspond to a proportional segment of the outstanding principal amount of every other Note. If Borrower fails to submit a LIBO Rate Request with respect to a LIBOR Amount not later than 12 Noon (New York time) three (3) Business Days prior to the last day of the relevant Interest Period, the LIBOR Amount in question shall bear interest, commencing at the end of such Interest Period, at the Prime Based Rate.

         Interest shall be computed on an actual/360-day basis (i.e., interest for each day during which any portion of the Principal Amount is bearing interest at a particular interest rate per annum shall be computed at such rate divided by 360).

         Borrower shall pay interest on the Principal Amount to Administrative Agent for the account of Lenders. Interest on the Principal Amount shall be payable, in arrears, monthly on the first day of the first month following the disbursement of the proceeds of the Loan and on the first day of each month thereafter until the Notes are repaid in full.

                  2.06. Limitation on Number of Interest Periods. Borrower shall not have the right to have more than five (5) Interest Periods, in the aggregate, in respect of the Loan, the Building Loan and the Other Loan in effect at any one time, whether or not any portion of the Principal Amount is then bearing interest at the Prime Based Rate.

                  2.07. Conversions of Interest Rate. Provided there exists no Event of Default, Borrower shall have the right to convert, from time to time, the rate of interest payable under the Notes with respect to any portion of the Principal Amount to the LIBO Based Rate or the Prime Based Rate, subject to the terms of this Agreement (including, without limitation, the payment of all amounts due in connection with any such conversion from the LIBO Based Rate on a date other than the last day of an applicable Interest Period) and provided that, in the case of a conversion from the LIBO Based Rate, the entire LIBOR Amount is the subject of the conversion. Conversions shall be accomplished (i) in the case of a conversion from the Prime Based Rate to the LIBO Based Rate, by Borrower's submission of a LIBO Rate Request in accordance with Section 2.05 or (ii) in the case of a conversion from the LIBO Based Rate to the Prime Based Rate, by Borrower's request to Administrative Agent by telephone (to be promptly confirmed in writing), to be received by Administrative Agent at least three (3) Business Days prior to the date specified for such conversion, specifying the LIBOR Amount with respect to which the interest rate is to be converted and the date of the conversion. On the date of its receipt of such request, Administrative Agent shall notify each Lender thereof either by telephone or by facsimile.

                  2.08. Inapplicability of LIBO Based Rate. Any portion of the Principal Amount to which the LIBO Based Rate is not or cannot pursuant to the terms of this Agreement be applicable shall bear interest at the Prime Based Rate. Upon the occurrence of an Event of Default, the entire Principal Amount shall, at the option of the Required Lenders, immediately and without notice to Borrower, bear interest at the Prime Based Rate. In addition, following the occurrence of such an Event of Default, Borrower shall have no right to submit a LIBO Rate Request with respect to any LIBOR Amount for which the current Interest Period is expiring. The foregoing provisions shall not be construed as a waiver by Lenders of their right to pursue any other remedies available to them under the Mortgage or any other Loan Document nor shall they be construed to limit in any way the application of the Default Rate as provided in the Mortgage.

                  2.09. Late Payment Premium. Borrower shall pay to Administrative Agent for the account of Lenders a late payment premium in the amount of 4% of any payments of principal or interest under the Loan made more than ten (10) days after the due date thereof, which late payment premium shall be due with any such late payment.

                  2.10. Voluntary Prepayments. Borrower may, upon at least fifteen (15) Business Days' notice to Administrative Agent, prepay the Principal Amount, in whole or part, without premium or penalty, provided that (i) any partial prepayment under this Section shall be in a principal amount of not less than $1,000,000 and an integral multiple of $100,000; (ii) prepayment of a LIBOR Amount other than on the last day of the applicable Interest Period shall be subject to the provisions of Section 3.03; and (iii) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid (and all late charges and other sums that may be payable) through the date of prepayment.

                  2.11. Amortization Payments from Cash Flow. If the Debt Yield for any calendar quarter shall be less than 14%, then, in addition to the required payments of interest on the Notes, Borrower shall, and hereby covenants to, make monthly payments, to be applied in reduction of principal of the Loan, the Building Loan or the Other Loan as Administrative Agent shall elect, until the requisite Debt Yield has been attained for two consecutive calendar quarters, as hereinafter provided. Such monthly payments shall be (a) due on the 45th day immediately following the quarter for which the requisite Debt Yield is not attained and on the 25th day of each month after the end of such quarter through and including the 25th day of the last month of the second consecutive calendar quarter for which the Debt Yield equals or exceeds 14% and (b) in an amount equal to Net Cash Flow for the month immediately preceding the month in which the payment is due. If, after the requisite Debt Yield shall be re-established, the Debt Yield shall again fall below 14%, monthly payments of principal shall again be required as described above.

                  2.12. Identified Hydrocarbon Remedial Action Account. (a) $3,000,000 of the Loan shall be deposited into an interest-bearing account with Administrative Agent (the "Identified Hydrocarbon Remedial Action Account") to be available, subject to the provisions of this Section 2.12, to fund costs and expenses incurred during the term of this Agreement in connection with Remedial Action to address the Hazardous Substances identified in the ATC Letter in the soil/groundwater, at the locations identified in the ATC Letter ("Identified Hydrocarbon Remedial Action"). Provided there exists no Event of Default interest earned on the Identified Hydrocarbon Remedial Action Account shall be paid to Borrower quarterly.

         (b) Costs and expenses incurred during the term of this Agreement in connection with Identified Hydrocarbon Remedial Action shall be disbursed by Administrative Agent, at Administrative Agent's Office, from the Identified Hydrocarbon Remedial Action Account within seven (7) Business Days following the date when all of the following conditions have been satisfied: (i) Borrower has delivered to Administrative Agent a current description of the Identified Hydrocarbon Remedial Action and the costs and expenses of performing such Remedial Action prepared by a qualified environmental consultant, remedial contractor and/or other appropriate qualified expert, (ii) Borrower has delivered to Administrative Agent a certification that (x) the costs and expenses for which Borrower seeks disbursement from the Identified Hydrocarbon Remedial Action Account were required to be incurred by Borrower in order to perform the Identified Hydrocarbon Remedial Action and that the Identified Hydrocarbon Remedial Action is in compliance with applicable Environmental, Health and Safety Laws, and (y) the costs and expenses for which Borrower seeks disbursement from the Identified Hydrocarbon Remedial Action Account were actually incurred by Borrower in order to perform the Identified Hydrocarbon Remedial Action, which certification shall include supporting documentation, including invoices or other documentation of costs actually incurred ("Certified Identified Hydrocarbon Remedial Action Amounts") and (iii) Borrower has delivered to Administrative Agent a mechanics' lien waiver or release of lien documentation with respect to the work that is the subject of the disbursement.

         (c) Administrative Agent, no later than three (3) Business Days prior to the date a disbursement of Certified Identified Hydrocarbon Remedial Action Amounts is to be made, shall (i) notify each Lender either by telephone or by facsimile of the Certified Identified Hydrocarbon Remedial Action Amount requested by Borrower and the proposed date of the disbursement and (ii) send to each Lender by facsimile the

Borrowers certification of the Certified Identified Hydrocarbon Remedial Action Amount, with supporting documentation.

         (d) To the extent Administrative Agent determines at any time that amounts remaining in the Identified Hydrocarbon Remedial Action Account are insufficient to complete the Identified Hydrocarbon Remedial Action in compliance with applicable Environmental, Health and Safety Laws, Administrative Agent may notify Borrower in writing of the general basis for such determination and the amount of the estimated insufficiency. Borrower shall have five (5) days from the date of such notification to respond. After the expiration of such five
(5) day period, Administrative Agent may make a final determination as to the amount of the estimated insufficiency and shall provide notice thereof to Borrower in writing. Borrower, within fourteen (14) days following the date of such written notice, shall deposit the amount of such estimated insufficiency into the Identified Hydrocarbon Remedial Action Account.

         (e) Any sums remaining in the Identified Hydrocarbon Remedial Action Account shall be funded to Borrower within forty-five (45) Business Days following the earlier to occur of (i) delivery to Administrative Agent of documentation deemed adequate by it demonstrating that Borrower has no remaining liability or obligation relating to the Identified Hydrocarbon Remedial Action or (ii) termination of the Environmental Agreement pursuant to its terms; provided, however, that if an Event of Default has occurred and is continuing at such time as the terms of subsection (i) of the foregoing clause are satisfied, all monies in the Identified Hydrocarbon Remedial Action Account automatically shall be pledged to Lenders as security for the Loan, the Building Loan and the Other Loan and may be applied to the reduction thereof, as Lenders shall elect, during the continuance of such Event of Default.

                  2.13. Engineering Maintenance Account. $2,000,000 of the Loan shall be deposited into an interest-bearing account with Administrative Agent (the "Engineering Maintenance Account") to be available to fund the costs and expenses in connection with the repairs and maintenance set forth in EXHIBIT F of this Agreement (the "Identified Engineering Maintenance Action"). Borrower covenants to promptly commence and diligently undertake to complete the Identified Engineering Maintenance Action. Amounts shall be disbursed by Administrative Agent from the Engineering Maintenance Account for the Identified Engineering Maintenance Action in accordance with the same procedures for advances as for the Building Loan (or if the Building Loan is not in existence, then in accordance with Administrative Agent's standard construction lending practice). To the extent Administrative Agent determines at any time that amounts remaining in the Engineering Maintenance Account are insufficient to complete the Identified Engineering Maintenance Action; Borrower, promptly upon Administrative Agent's request, shall deposit the amount of such estimated insufficiency into the Engineering Maintenance Account. All monies in the Engineering Maintenance Account are hereby pledged to Lenders as security for the Loan, the Building Loan and the Other Loan. Provided no Event of Default exists, upon the completion of the Identified Engineering Maintenance Action, any sums remaining in the Engineering Maintenance Account shall be funded to Borrower. All monies in the Engineering Maintenance Account are hereby pledged to Lenders as security for the Loan, the Building Loan and the Other Loan and may be applied to the reduction thereof, as Lenders shall elect, during the continuance of an Event of Default. Provided there exists no Event of Default interest earned on the Engineering Maintenance Account shall be paid to Borrower quarterly.

                                   ARTICLE III

                             YIELD MAINTENANCE ETC.

                  3.01. Additional Costs and Other Effects of Regulatory Changes. Borrower shall pay directly to a Lender, promptly upon demand, such amounts as are necessary to compensate such Lender for Additional Costs resulting from any Regulatory Change which (i) subjects such Lender to any tax, duty or other charge with respect to the Loan or its Note, or changes the basis of taxation of any amounts payable to such Lender under the Loan or its Note (other than (x) taxes imposed on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender's principal office or such Applicable Lending Office is located or (y) a tax described in
Section 7.13), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, (iii) imposes on such Lender or, in the case of LIBOR Amounts, on the London interbank market, any other condition (unrelated to the basis of taxation referred to in paragraph (i) above) affecting the Loan or its Note, or any of such extensions of credit or liabilities or (iv) imposes any capital adequacy requirements on such Lender by virtue of the Loan or the Notes. Such Lender will notify Borrower (with a copy to Administrative Agent) of any event occurring after the date hereof which would entitle it to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for those portions of the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Lender's sole opinion, be disadvantageous to it, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

         Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulatory Change, (i) a Lender incurs Additional Costs based on or measured by the excess above a specified level of the amount of (1) a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement and/or (2) a category of extensions of credit or other assets of such Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBO Rate" in
Section 1.01, (ii) a Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impossible for a Lender to make or maintain its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then such Lender's obligation to make or maintain its Pro Rata Share of the Loan (or portions thereof) at the LIBO Based Rate (and Borrower's right to request the same) shall be suspended and such Lender shall give notice thereof to Borrower (with a copy to Administrative Agent) and, upon the giving of such notice, interest payable on the affected Note shall be converted to the Prime Based Rate, unless such Lender may lawfully continue to maintain its Pro Rata Share of the Loan (or any portion thereof) then bearing interest at the LIBO Based Rate to the end of the current Interest Period(s), at which time the interest rate on the affected Note shall convert to the Prime Based Rate. If subsequent to any conversion to the Prime Based Rate as provided above such Lender determines that such Regulatory Change has ceased to be in effect, such Lender will so notify Borrower (with a copy to Administrative Agent), and Borrower may convert the rate of interest payable under the affected Note with respect to those portions of the Principal Amount bearing interest at the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

         Determinations by each Lender of the existence or effect of any Regulatory Change on its costs of making or maintaining its Pro Rata Share of the Loan, or portions thereof, at the LIBO Based Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate such Lender in respect of Additional Costs, shall include a calculation of such amounts given to Borrower and shall be conclusive, so long as made on a reasonable basis.

                  3.02. Limitations on Availability of LIBO Based Rate. Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Based Rate in respect of any LIBO Rate Request Amount as provided in this Agreement, (i) Administrative Agent determines (which determination shall be conclusive, so long as made on a reasonable basis) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for determining the LIBO Based Rate applicable to an Interest Period or (ii) a Lender determines (which determination shall be conclusive, so long as made on a reasonable basis) that the LIBO Rate will not accurately reflect the cost to such Lender of making or maintaining its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then Administrative Agent, in the case of the circumstances described in clause (i) above, or such Lender, in the case of the circumstances described in clause (ii) above, shall give Borrower prompt notice thereof (with a copy to Administrative Agent in the case of the notice from such Lender), and the LIBO Rate Request Amount in question, in the case of the circumstances described in clause (i) above, or such Lender's portion thereof, in the case of the circumstances described in clause (ii) above, shall bear interest, or continue to bear interest, as the case may be, at the Prime Based Rate. If at any time subsequent to Administrative Agent's or such Lender's giving of such notice, Administrative Agent or such Lender, as the case may be, determines that because of a change in circumstances the LIBO Based Rate is again available to Borrower, Administrative Agent or such Lender, as the case may be, shall so notify Borrower (with a copy to Administrative Agent, in the case of the notice from such Lender) and Borrower may convert the rate of interest payable under the Notes or such Lender's Note, as the case may be, from the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

                  3.03. Certain Compensation. Other than in connection with a conversion of an affected Note pursuant to the second paragraph of Section 3.01, Borrower shall pay directly to a Lender, immediately upon request, which request shall include a calculation of the amounts due, and notwithstanding contrary provisions contained in the Mortgage or other Loan Documents, such amounts as shall, in the judgment of such Lender (which shall be conclusive so long as made on a reasonable basis), compensate it for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary) of any portion of the Principal Amount bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the rate of interest payable under such Lender's Note from the LIBO Based Rate to the Prime Based Rate with respect to any portion of the Principal Amount then bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period or
(iii) the failure of Borrower to borrow in accordance with a LIBO Rate Request submitted by it, which amounts shall include, without limitation, an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (y) below) of the excess, if any, of (x) the amount of interest (less the Applicable Margin) that would have accrued at the LIBO Based Rate on the amount so prepaid, converted or not borrowed, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period over (y) the amount of interest (as reasonably determined in good faith by such Lender) based upon the interest rate which such Lender would have bid in the London interbank market for Dollar deposits, for an amount comparable to the amount so prepaid, converted or not borrowed, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period.

                  3.04. "Lender" to Include Participants. For purposes of this
Article III and of the definition of "Additional Costs" in Section 1.01, the term "Lender" shall, at each Lender's option, be deemed to include such Lender's present and future Participants in the Loan to the extent of each such Participant's actual Additional Costs or other losses, costs or expenses payable pursuant to this Article III.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.01. Conditions Precedent to Initial Advance. Lenders shall not be obligated to make the initial advance of the proceeds of the Loan until the following conditions shall have been satisfied:

                      (a)   There shall exist no Default or Event of Default;

                      (b) The representations and warranties made to Administrative Agent or Lenders herein, in the Environmental Agreement, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Administrative Agent or Lenders in connection with the Loan shall be true and correct in all material respects on and as of the date of the advance with the same effect as if made on such date;

                      (c)    [Intentionally Deleted];

                      (d) The Improvements shall not have been materially injured or damaged by fire or other casualty;

                      (e) Lenders shall have received and approved each of the following:

                               (1) Fees and Expenses. Payment of all fees and
                  expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of Lenders' Counsel, Lenders' environmental consultant, and the preparer of the appraisal required by paragraph (4) below);

                               (2) Loan Documents. This Agreement and each of
                  the other Loan Documents, duly executed by the parties thereto, and, where applicable, duly acknowledged and in proper form for recording or filing, as the case may be, and all necessary or desirable recordings and filings shall have been duly made;

                               (3) Financial Statements. Current Financial
                  Statements and such other financial data (including, without limitation, current financial statements of tenants under leases in respect of the Premises and of parties to any of the Premises Documents, and of the guarantor(s), if any, of any such tenants or parties, but only to the extent provided to Borrower) as Administrative Agent shall require;

                               (4) Appraisal and Feasibility Study. An
                  independent M.A.I. appraisal of the Premises and Improvements complying in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and, if required by Administrative Agent, a market feasibility study;

                               (5) Insurance Policies. The policies of insurance
                  required by the Mortgage, together with evidence of the payment of the premiums therefor;

                               (6) Hazardous Materials Certification. A
                  certification by IVI Environmental, Inc. which certifies that except as set forth in the Environmental Reports, IVI Environmental, Inc. has found no evidence of the past or present existence of Hazardous Materials at, on or under the Premises;

                               (7) Title Policy. A paid title insurance policy
                  (or policies), in the amount of the Mortgage, in ALTA 10-17-92 (with New York endorsements) or other form approved by Lenders' Counsel, issued by the

                  Title Insurer, which shall be assignable to a permanent mortgagee without additional cost, shall insure the Mortgage to be a valid lien on Borrower's interest in the Premises free and clear of all defects and encumbrances except those previously received and approved by Lenders' Counsel, and shall contain:

                                        (i) full coverage against mechanics'
                           liens (filed and inchoate),

                                        (ii) a reference to the survey but no
                           survey exceptions except those theretofore approved by Lenders' Counsel,

                                        (iii) such affirmative insurance and
                           endorsements as Lenders' Counsel may require, and

                                        (iv) if any such policy is dated earlier
                           than the date of the disbursement of the Loan, a written continuation of or endorsement to such policy, in a form approved by Lenders' Counsel, and setting forth no additional exceptions except those approved by Lenders' Counsel, and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA 1994 facultative form, as Administrative Agent may require;

                               (8) Survey. A current survey of the Premises
                  certified to Administrative Agent and the Title Insurer showing:

                                        (i) the location of the perimeter of the
                           Premises by courses and distances,

                                        (ii) all easements, rights-of-way, and
                           utility lines referred to in the title policy required by this Agreement or which actually service or cross the Premises,

                                        (iii) the lines of the streets abutting
                           the Premises and the width thereof, and any established building and setback lines,

                                        (iv) encroachments and the extent
                           thereof upon the Premises,

                                        (v) the Improvements and the
                           relationship of the Improvements by distances to the perimeter of the Premises, established building, setback and street lines, and

                                        (vi) if the Premises are described as
                           being on a filed map, a legend relating the survey to said map;

                               (9) Leases and Premises Documents. Certified
                  copies of all leases in respect of the Premises, accompanied by, in the case of Sears and any other leases specified by Administrative Agent, estoppel certificates from the tenants thereunder and executed notice-of-assignment letters in the form of EXHIBIT B in respect thereof; executed subordination and attornment agreements, in Administrative Agent's usual form, in respect of such leases as Administrative Agent may require; a certified copy of the standard form of lease Borrower will use in connection with the leasing of space in the Improvements; and certified copies of all Premises Documents, together with estoppel certificates from the parties thereto;

                               (10) Counsel Opinion. An opinion of Borrower's
                  counsel to the effects set forth on EXHIBIT D or as otherwise acceptable to Lender's Counsel;

                               (11) Organizational Documents. If Borrower, the
                  mortgagor under the Mortgage (if different from Borrower), Guarantor or any general partner of any of them is a corporation, current copies of the following documents with respect to each (unless otherwise indicated) showing among other things that Borrower is a special purpose bankruptcy remote entity:

                                        (i) a good-standing certificate from the
                           jurisdiction of its incorporation and, as to Borrower and the mortgagor under the Mortgage only, from the State of New York,

                                        (ii) a resolution, certified by the
                           corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to be executed, delivered or performed by said corporation (including any substitute Notes executed and delivered pursuant to Section 8.05), and

                                        (iii) a certificate of the corporate
                           secretary as to the incumbency of the officers executing any of the documents required hereby,

                 and, if Borrower, the mortgagor under the Mortgage (if different from Borrower), Guarantor or any general partner of any of them is a partnership, venture, limited liability company or trust:

                                        (iv) the entity's organizational
                           agreement and all amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

                                        (v) any certificates filed or required
                           to be filed by the entity in the jurisdiction of its formation and in the State of New York in order for it to do business in those jurisdictions, and

                                        (vi) any consents by partners,
                           venturers, members, trustees or beneficiaries required for the consummation of the transactions contemplated hereby;

                               (12) List of Prior Owners. A list, certified by
                  the Title Insurer, of the prior owners, tenants and other users, during the period from January 1, 1940 to the date of such certification, of all or any portion of the Premises or the Improvements thereon;

                               (13) Requisition. A requisition for the Initial
                  Advance, together with, if requested by Administrative Agent, proof of payment of any costs included therein;

                               (14) Permits and Approvals. Copies of any and all
                  authorizations (including plot plan and subdivision approvals, zoning variances, water, sewer, building and other permits) required by Governmental Authorities or otherwise necessary for the construction, use, occupancy and operation of the Premises and/or Improvements for the purposes contemplated by the Plans in accordance with all applicable Laws;

                               (15) Management and Leasing Contracts. Certified
                  copies of all agreements providing for or relating to the management, maintenance, operation or leasing of the Premises or Improvements (which agreements with affiliates of Borrower, Guarantor, Vornado Realty Trust or Interstate Properties shall provide that payments thereunder are subordinate to the amounts payable under the Mortgage and that the agreements shall terminate without premium or penalty, at Administrative Agent's option, during the continuance of an Event of Default, provided that all payments accruing prior to termination shall still be payable but shall not be a lien on the Premises), together with, in each case, such "will-serve" letters in respect thereof as Administrative Agent may require;

                               (16) Chattel Searches. UCC searches against
                  Borrower or other owner of the Premises and advice from the Title Insurer to the effect that searches of proper public records disclose no leases of personalty or financing statements filed or recorded against the Premises, Borrower or other owner of any Mortgaged Property;

                               (17) Sale Agreements. Certified copies of all
                  sales agreements which Borrower shall have entered into to acquire the property or any tenancy in common interests (including the existing tenancy-in-common agreements and all drafts, final drafts and executed copies of the sales contracts);

                               (18) Tanks. Documentation of the ownership of
                  underground storage tanks, aboveground storage tanks, chilled water system and boilers at the Premises, and any related operations agreements;

                               (19) Contamination. Any information available to
                  Borrower regarding entities that may have contributed to any environmental condition identified at the Premises in the Environmental Reports or otherwise by or to Borrower and any constraints on potential contribution, indemnification, cost recovery or similar actions;

                               (20) City Leases. Certified copies of any leases
                  with the City for property owned by the City and leased to Borrower and consent of the City to the assignment of such leases to Administrative Agent as security for the Loan;

                               (21) Use of Funds. A complete schedule specifying
                  in detail the usage of all Loan proceeds, together with such supporting evidence of such usage as Administrative Agent shall require;

                               (22) Budget. A detailed budget for the Building
                  Loan and the Other Loan and evidence satisfactory to Administrative Agent and its Construction Consultant (as defined in the Building Loan) that (x) $120,000,000 is sufficient to complete the Improvements contemplated under the Building Loan and all improvements required under Borrower's agreements with Federated and Sears and (y) such budget contains an adequate interest reserve given the projected cash flow for the Improvements;

                               (23) Environmental Reports. The Environmental
                  Reports;

                               (24) Financial Responsibility Requirements.
                  Documentation demonstrating the full and timely compliance of Borrower and Guarantor with any financial responsibility requirements of Environmental, Health and Safety Laws applicable to the ownership, operation, lease or other use of the Premises;

                               (25) Transfer Requirements. Documentation
                  demonstrating full and timely compliance with any applicable Environmental, Health and Safety Laws which condition, restrict, regulate, or prohibit in any way the transfer, sale, or lease of the Premises by or to Borrower or Guarantor, including, without limitation, Environmental, Health and Safety Laws which require the transfer, amendment, issuance or reissuance of EHS Permits relating to the Premises in connection with the transfer, sale, or lease of the Premises;

                               (26) Debt Yield. Evidence that the Debt Yield for
                  the calendar quarter preceding the initial advance shall have been at least 14%; and

                               (27) Additional Documentation. Such other
                  approvals, opinions or documents as Administrative Agent may reasonably request.

                  4.02. Conditions to the Second Advance. Lenders' obligation to make a second advance of the remaining proceeds of the Loan shall be subject to the satisfaction of the following conditions:

                      (a) All conditions of Section 4.01 shall have been and remain satisfied as of the date of such advance;

                      (b) There shall exist no Default or Event of Default;

                      (c) The representations and warranties made to Administrative Agent and/or Lenders herein, in the Environmental Agreement, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Administrative Agent and/or Lenders in connection with the Loan shall be true and correct in all material respects on and as of the date of such advance with the same effect as if made on such date;

                      (d) Administrative Agent shall have received a written continuation report of or endorsement to the title policy insuring the Mortgage to the date of such advance, in the form approved by Lenders' Counsel, conforming to the pending disbursement requirements set forth in EXHIBIT G and setting forth no additional exceptions (including survey exceptions) except those approved by Lenders' Counsel;

                      (e) If required by Administrative Agent, it shall have received a survey of the Premises certified to it, and the Title Insurer, updated, with respect to all relevant requirements and information, to within ten (10) days of such advance;

                      (f) Administrative Agent shall have received a complete schedule specifying in detail the usage of the Loan proceeds of such advance, together with such other documentation and information as it may reasonably require providing evidence of such usage;

                      (g) Administrative Agent shall have received evidence that the Debt Yield for the calendar quarter preceding such advance shall have been at least 14%; and

                      (h) Administrative Agent shall have received reports and other information (1) in addition to the Environmental Reports, deemed adequate by Administrative Agent in its sole discretion to determine the extent to which EHS Damages relating to the Premises or Borrower's obligations under the Additional Documents, in addition to the Identified Hydrocarbon Remedial Action, may occur or arise during the term of the Loan (the amount of such EHS Damages, in Administrative Agent's sole judgment, being called the "Additional Amount") and (2) from its construction consultant as to the physical structure and integrity of the Improvements deemed adequate by Administrative Agent in its sole discretion to determine the extent of any additional repairs and maintenance which may need to be performed during the term of the Loan (such additional work being called the "Additional Engineering Work" and the amount thereof, in Administrative Agent's sole judgment, being called the "Additional Engineering Amount").

                  4.03. Procedures for Second Advance. (a) Upon the satisfaction of the conditions set forth in Section 4.02, Lenders shall make the second advance of all remaining undisbursed Loan proceeds (i.e., $2,000,000), subject to the additional conditions that (1) all or a portion of such second advance in the Additional Amount be deposited into an interest-bearing account (the "Other EHS Damages Account") with Administrative Agent to be available, subject to the provisions of this Section 4.03, to fund costs and expenses incurred, suffered or imposed upon Borrower during the term of this Agreement in connection with EHS Damages relating to the Premises or Borrower's obligations under the Additional Documents other than costs and expenses incurred in connection with the Identified Hydrocarbon Remedial Action ("Other EHS Damages") and (2) all or a portion of such second advance in the Additional Engineering Amount shall be deposited in the Engineering Maintenance Account (to be distributed as provided in Section 2.13 with the Additional Engineering Work becoming an additional component of the Identified Engineering Maintenance Action). If after Administrative Agent's receipt of the reports set forth in Section 4.02(h), the amount of the second advance is insufficient to fund the Other EHS Damages and the Additional Engineering Work, Borrower covenants to fund the amount of such insufficiency into the appropriate Account with Administrative Agent. Provided there exists no Event of Default interest earned on the Other EHS Damages Account shall be paid to Borrower quarterly.

         (b) Other EHS Damages shall be disbursed by Administrative Agent, at Administrative Agent's Office, from the Other EHS Damages Account within seven
(7) Business Days following the date when all of the following conditions have been satisfied: (i) Borrower has delivered to Administrative Agent a current description of the Other EHS Damages for which Borrower seeks disbursement from the Other EHS Damages Account prepared by a qualified environmental consultant, remedial contractor and/or other appropriate qualified expert, (ii) Borrower has delivered to Administrative Agent a certification that (x) the Other EHS Damages for which Borrower seeks disbursement from the Other EHS Damages Account were
(A) required to be incurred by Borrower pursuant to applicable Environmental, Health and Safety Laws and/or (B) necessary or appropriate to avoid or address impairment of the collateral for the Loan relating to Environmental, Health and Safety Laws, and (y) the Other EHS Damages for which Borrower seeks disbursement from the Other EHS Damages Account were actually incurred by Borrower, which certification shall include supporting documentation, including invoices or other documentation of costs actually incurred ("Certified Other EHS Damages Amounts") and (iii) Borrower has delivered to Administrative Agent a mechanics' lien waiver or release of lien documentation with respect to the work that is the subject of the disbursement.

         (c) Administrative Agent, no later than three (3) Business Days prior to the date a disbursement of Certified Other EHS Damages Amounts is to be made, shall (i) notify each Lender either by telephone or by facsimile of the Certified Other EHS Damages Amount requested by Borrower and the proposed date of the disbursement and (ii) send to each Lender by facsimile the Borrower's certification of the Certified Other EHS Damages Amounts, with supporting documentation.

         (d) To the extent Administrative Agent determines at any time that amounts remaining in the Other EHS Damages Account are insufficient to address Other EHS Damages, Administrative Agent may notify Borrower in writing of the general basis for such determination and the amount of the estimated insufficiency. Borrower shall have five (5) days from the date of such notification to respond. After the expiration of such five (5) day period, Administrative Agent may make a final determination as to the amount of the estimated insufficiency and shall provide notice thereof to Borrower in writing. Borrower, within fourteen (14) days following the date of such written notice, shall deposit the amount of such estimated insufficiency into the Other EHS Damages Account.

         (e) Any sums remaining in the Other EHS Damages Account shall be funded to Borrower within forty-five (45) Business Days following the earlier to occur of (i) delivery to Administrative Agent of documentation deemed adequate by Lenders demonstrating to Lenders' satisfaction that Borrower has no potentially significant liability or obligation relating to Other EHS Damages or (ii) termination of the Environmental Agreement pursuant to its terms; provided, however, that if an Event of Default has occurred and is continuing at such time as the terms of subsection (i) of the foregoing clause are satisfied, all monies in the Other EHS Damages Account automatically shall be pledged to Lenders as security for the Loan, the Building Loan and the Other Loan and may be applied to the reduction thereof, as Lenders shall elect, during the continuance of such Event of Default.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders that:

                  5.01. Due Formation, Power and Authority. If it, the mortgagor under the Mortgage (if different from Borrower), Guarantor or any general partner of any of them is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, is qualified to do business (if required) and is in good standing in the State of New York, and has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any Loan Document to which it is a party.

                  5.02. Legally Enforceable Agreements. Each Loan Document to which Borrower or Guarantor is a party is a legal, valid and binding obligation of such party, enforceable against Borrower or Guarantor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

                  5.03. Financial Statements. Financial Statements have been heretofore delivered to Lenders which are true, correct and current in all respects and which fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowings (other than the Loan) which might give rise to a lien or claim against the Mortgaged Property or proceeds of the Loan have been made by Borrower or others since the dates thereof.

                  5.04. Compliance With Laws; Payment of Taxes. Borrower and Guarantor are in compliance with, and the transactions contemplated hereby and the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower or Guarantor; Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable (including those in respect of the Premises), including interest and penalties.

                  5.05. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it, Guarantor, the Premises, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Administrative Agent and Lenders in writing and which are fully covered by insurance, subject to reasonable deductibles, or would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Notes or Environmental Agreement or to otherwise pay and perform their respective obligations in connection with the Loan; to Borrower's knowledge, neither it nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities, except where such default would not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Loan Documents.

                  5.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected, except where such breach or default would not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Loan Documents.

                  5.07. Solvency. Borrower and Guarantor are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other related documents, will be, solvent.

                  5.08. Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  5.09. Insurance. Borrower has in force, and has paid the premiums in respect of, all of the insurance required by the Mortgage.

                  5.10. ERISA. Neither Borrower nor Guarantor nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Borrower or Guarantor or any Person whom they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; neither Borrower nor Guarantor nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Multiemployer Plan or any other plan subject to Title IV of ERISA; each Employee Benefit Plan is administered in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor Guarantor nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under
Section 412 of the Code or Section 302 of ERISA; neither Borrower nor Guarantor has any liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code; and no part of the funds to be used by Borrower or Guarantor in satisfaction of their respective obligations under this Agreement and the other Loan Documents constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.

                  5.11. Other Documents. The Major Leases and Premises Documents are unmodified (except for modifications previously delivered to Administrative Agent) and in full force and effect, there are no defaults (or events which with notice or the passage of time, or both, would constitute such a default) under any thereof and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

                  5.12. No Default. There exists no Default or Event of Default.

                  5.13. Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to Administrative Agent or Lenders in connection with the negotiation of this Agreement or other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Borrower or Guarantor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading; there is no fact which Borrower has not disclosed to Administrative Agent and Lenders in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely any of the Mortgaged Property or the business affairs or financial condition of Borrower or Guarantor, or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.

                  5.14. Separate Tax and Zoning Lot. The Premises constitute all of lots 55 and 114 of Block 8470 and the leasehold estate comprising a portion of the Premises constitutes part of lot 50 and part of lot 1 of Block 8470 for purposes of zoning and of taxes, assessments and impositions (public or private) and are not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

                  5.15. Utility Services. All utility services necessary for the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Premises, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

                  5.16. Creation of Liens. It has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property prior to the Mortgage.

                  5.17. Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have been acquired by appropriate Governmental Authorities or dedicated to public use and accepted by said Governmental Authorities.

                  5.18. Construction Prior to Closing. It advised the Title Insurer in writing prior to the issuance of the title policy insuring the Mortgage whether any survey, soils-testing, site-development, excavation or other work related to construction of the Improvements was begun or done before the Mortgage was recorded.

                  5.19. Federated Indemnity. Except as set forth in the Additional Documents, neither Borrower nor Guarantor nor any of their parent companies have given an indemnity on environmental matters to Federated or any affiliate thereof with respect to the Premises.

                  5.20. Additional Representations. All of the representations of Borrower or its predecessor-in-interest under the Additional Documents are true and correct.

                                   ARTICLE VI

                              COVENANTS OF BORROWER

         Borrower covenants and agrees that it will promptly:

                  6.01. Compliance with Laws; Payment of Taxes. Comply with all Laws applicable to it or the Mortgaged Property, or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it or the Mortgaged Property, or any part thereof, and promptly furnish Administrative Agent with reports of any official searches made by Governmental Authorities and any claims of violations thereof.

                  6.02. Leases and Premises Documents. Deliver to Administrative Agent certified copies of all leases in respect of the Premises and all Premises Documents and all amendments to any thereof (in any case, whether executed before or after the date hereof) together with (i) if requested by Administrative Agent, current financial statements of the tenants thereunder or parties thereto, as the case may be, and of the guarantor(s), if any, of such tenants or parties (but only to the extent provided to Borrower) and (ii) in the case of all Major Leases, a notice-of-assignment letter in the form of EXHIBIT B; and keep all Premises Documents and, except as may be permitted by the Mortgage, all leases in full force and effect. Borrower shall not enter into any lease in respect of the Premises without the prior written approval of Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned with respect to a Credit Lease), unless the lease would not be a Major Lease and is on Borrower's standard form without material changes and provides for a market rental in which event no approval shall be required.

                  If approval is required, the following procedure shall be followed regarding lease approvals. Borrower may but shall not be required to submit to Administrative Agent and Lenders' Counsel a term sheet summarizing the principal terms of the lease (together with, at Borrower's option, a draft of the proposed lease, which shall be marked to show changes from the approved standard form of lease, if the lease is based on such form and, if requested by tenant, a draft of a non-disturbance, attornment and subordination agreement (an "SNDA") marked to show changes from an approved form of SNDA), accompanied by a request for approval thereof and also accompanied by, to the extent that Borrower was able to obtain them after having used reasonable efforts to do so, the respective current financial statements of the lessee under such proposed lease and the guarantor(s), if any, of such lessee's obligations thereunder. Administrative Agent shall notify Borrower within five (5) Business Days after its and Lenders' Counsel's receipt of the term sheet (and, if applicable, lease draft or SNDA) and accompanying materials of its approval or disapproval of the term sheet (and, if applicable, lease draft or SNDA). If notice of approval or disapproval is not given by the end of such period, such term sheet (and, if applicable, lease draft or SNDA) shall be deemed approved, provided the written request for approval from Borrower contains the legend set forth in the last sentence of this Section. Borrower shall also submit to Administrative Agent and Lenders' Counsel a request for approval of the lease itself, accompanied by (1) a copy of the proposed lease, executed by the tenant, (2) any guaranty(ies) of said lease, (3) if the lease is based on Borrower's standard form, a copy of the lease marked to show changes from the approved standard lease form, or, if a draft has previously been submitted, a copy of the lease marked to show changes from such draft and (4) if an SNDA is requested, a copy of the proposed SNDA, executed by tenant, together with any changes in such SNDA since any previous draft submitted to Administrative Agent under this Section
6.02. Administrative Agent shall notify Borrower within five (5) Business Days after its and Lenders' Counsel's receipt of the lease and accompanying materials of its approval or disapproval of the lease or SNDA. Administrative Agent may not object to any lease provision or SNDA that is consistent with the terms of an approved (or deemed approved) term sheet or previously approved (or deemed approved) lease draft or previously approved (or deemed approved) SNDA. Administrative Agent's failure to give notification of approval or disapproval to Borrower within such five (5) Business Day period shall be deemed to constitute Administrative Agent's approval of the lease or SNDA, provided the written request for approval from Borrower contains the legend set forth in the last sentence of this Section. In no event shall a lease be deemed approved if the term sheet with respect thereto was disapproved and, notwithstanding anything to the contrary contained in this Section, no lease, term sheet or SNDA shall be deemed approved during the existence of an Event of Default. To the extent Plans (or schematic plans) are included in the documents constituting a lease, Administrative Agent and its construction consultant shall have the right to review the same as part of the lease approval process. Each request for approval of a lease, lease draft, term sheet or SNDA pursuant to this Section shall make specific reference to the provisions of this Section and shall expressly state, in all capital letters on the first page thereof: "YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL NOT LATER THAN FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST, SHALL BE DEEMED TO CONSTITUTE YOUR APPROVAL THEREOF."

                  6.03. Continuing Accuracy of Representations and Warranties. Cause all of the representations and warranties made to Administrative Agent or Lenders herein and in the other Loan Documents to be continuously true and correct.

                  6.04. Covenants, Restrictions and Easements. Comply with all restrictions, covenants and easements affecting the Premises or the Improvements and cause the satisfaction of all conditions hereof.

                  6.05. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions hereof, including, without limitation:

                      (a) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby,

                      (b) any taxes, insurance premiums, liens, security interests or other claims or charges against the Premises or Improvements, and

                      (c) all costs of completion of the work to be performed by Borrower in space to be occupied in the Improvements (including public space) to permit the lawful occupancy thereof for the purposes contemplated by actual or prospective lessees of such space as set forth in the individual leases, subleases or in detailed work letters or other agreements or letters of intent with respect thereto, or, in cases where there are no such leases, subleases, contracts, work letters or other documents as aforesaid, as set forth in Borrower's standard work letter or the standard form of lease required by paragraph (9) of Section 4.01(e), or, in cases where none of the foregoing exists, to the level of building standard in accordance with industry practices.

                  6.06. Brokers. Indemnify Administrative Agent and Lenders against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

                  6.07. Management and Leasing of Premises. No later than six
(6) months after the date hereof and at all times thereafter, cause an affiliate of Vornado Realty Trust or Interstate Properties (so long as it is controlled by Steven Roth) to serve as developer, property manager and leasing agent for the Premises and keep in full force and effect and not modify any management and/or leasing agreement(s) approved by Administrative Agent, without Administrative Agent's prior written consent.

                  6.08. Maintenance, Management, Service and Leasing Contracts. Deliver to Administrative Agent, as and when executed, certified copies of all maintenance, management, service and leasing contracts entered into with respect to the Premises, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent; and contemporaneously with entering into each such contract, at Administrative Agent's option, cause the service provider under each such contract to deliver to Administrative Agent a "will-serve" letter, on Administrative Agent's standard form, pursuant to which such service provider shall undertake, inter alia, to continue performance on Lenders' behalf in the event of a Default without additional cost (other than sums owed pursuant to such contract for services thereafter rendered to or for Administrative Agent or Lenders at its or their request).

                  6.09. Tax Parcel. Upon Administrative Agent's request, Borrower shall promptly apply to cause portions of the Premises owned (but not leased) by it to become separate tax parcels from those properties owned by any third party (such as Federated); however, it is understood that the Additional Agreements shall govern the payment of taxes.

                  6.10. Reporting Requirements. Furnish to Administrative Agent (it being understood that Administrative Agent shall provide, promptly upon request, to each Lender):

                      (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of the respective fiscal years of Borrower and Guarantor, Financial Statements of Borrower and Guarantor, as of the end of and for such fiscal year, certified by the principal financial or accounting officer of Borrower or Guarantor, as the case may be, in reasonable detail, stating in comparative form the respective figures for the preceding fiscal year and audited by a firm of certified public accountants reasonably satisfactory to Administrative Agent;

                      (2) Quarterly Operating Statements and Computations. On or before the forty-fifth (45th) day following the end of each calendar quarter, (i) operating statements of Borrower for such quarter, certified by the principal financial or accounting officer of the managing general partner of Borrower; (ii) computations of Net Operating Income, Adjusted NOI, Net Cash Flow and the Debt Yield for such quarter, and, if any amortization payment is required pursuant to
         Section 2.11, a computation of the amount of such payment; and (iii) such supporting documentation in connection with the foregoing as Administrative Agent may reasonably request;

                      (3) Certificate of No Default. At the time of the delivery of the Financial Statements required by paragraph (2) above, a certificate of the principal financial or accounting officer of Borrower or Guarantor, as the case may be, dated within five (5) days of the delivery of such statements to Administrative Agent, stating that such officer knows of no Default or Event of Default which has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

                      (4) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits and proceedings before any court or arbitrator or any Governmental Authorities, affecting Borrower, Guarantor or all or any part of the Mortgaged Property;

                      (5) Notices of Defaults. As soon as possible and in any event within five (5) days after Borrower becomes aware of the occurrence of a Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that has been taken or is proposed to be taken with respect thereto;

                      (6) Leasing Reports and Property Information. Within twenty (20) days after the end of each month, (i) a current certified leasing status report with respect to the Premises and a certified rent roll containing the names of all lessees of the Premises, the terms of their respective leases, the spaces occupied and the rentals payable thereunder, together with copies, certified to be true and complete, of such leases as may be requested by Administrative Agent and (ii) a tenant sales report summary for the second preceding month; and

                      (7) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor or the

         Premises as Administrative Agent or any Lender may from time to time reasonably request.

                  6.11. Additional Documents. Comply with all covenants applicable to it in the Premises Documents or the Additional Documents and comply with all covenants in the Environmental Agreement.

                                   ARTICLE VII

                  ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS

                  7.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall perform its obligations under this Agreement and the other Loan Documents in good faith according to the same standard of care as that customarily exercised by Administrative Agent in administering its own real estate loans. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Lender have any fiduciary duty to Borrower or any other Lender. Administrative Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien securing the obligations hereunder or thereunder or for any failure by Borrower or any Guarantor to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

                  7.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Lender as the holder of its Note and interest in the Loan for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in the Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders and any other holder of all or any portion of the Loan or Participation therein.

                  7.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or of an Event of Default unless Administrative Agent has actual knowledge thereof or has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent has such actual knowledge or receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall promptly send to each Lender a copy of any notice of a Default or Event of Default that Administrative Agent sends to Borrower or Guarantor. Administrative Agent, following consultation with Lenders, shall (subject to Section 7.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interest of Lenders. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to Law.

                  7.04. Rights of Administrative Agent as Lender. With respect to its Note and interest in the Loan, Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the terms "Lender" and "Lenders" shall include Administrative Agent in its capacity as a Lender. Administrative Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or Guarantor (and any affiliates of them) as if it were not acting as Administrative Agent.

                  7.05. Sharing of Costs by Lenders; Indemnification of Administrative Agent. Each Lender agrees to pay its ratable share, based on the respective outstanding principal balances under its Note and the Other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the lien of the Mortgage or to preserve or protect the Mortgaged Property. In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Administrative Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Prime Based Rate from the date of payment by Administrative Agent and/or the other Lender(s). In addition, each Lender agrees to reimburse and indemnify Administrative Agent (to the extent it is not paid by on or behalf of Borrower, after demand for payment is made by Administrative Agent, under Section 8.11 or under the applicable provisions of any other Loan Document, but without limiting the obligation of Borrower under said Section 8.11 or such provisions), for such Lender's ratable share, based upon the respective outstanding principal balances under its Note and the Other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under
Section 8.11) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified or (ii) any loss of principal or interest with respect to Administrative Agent's Note or interest in the Loan.

                  7.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan and of the credit of Borrower and Guarantor, and its own decision to enter into this Agreement, and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including, without limitation, the Premises) or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or Guarantor (or any affiliate of them) which may come into the possession of Administrative Agent or any of its affiliates.

                  7.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section 7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  7.08. Resignation or Removal of Administrative Agent. Administrative Agent may resign on at least thirty (30) days' written notice to Lenders and Borrower or upon the occurrence of an Event of Default. Administrative Agent may be removed at any time with cause by the Required Lenders, provided that Borrower and the other Lenders shall be promptly notified thereof. Upon such resignation or removal of Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall (provided there exists no Event of Default) be subject to Borrower's approval, such approval not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within twenty
(20) days after the resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be one of Lenders, within ten (10) days. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  7.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

                  7.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

                  7.11. Transfer of Agency Function. Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and Lenders thereof.

                  7.12. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to Administrative Agent of Loan proceeds or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate.

                  7.13. Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the Laws of the United States or any state thereof, such Lender will furnish to Administrative Agent and Borrower Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender, as evidence of such Lender's exemption from the withholding of United States tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of the Loan until such Lender shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

                  7.14. Sharing of Payments among Lenders. If a Lender shall obtain payment of any principal of its Note or of interest thereon through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  7.15. Possession of Documents. Each Lender shall maintain possession of its own Note. Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

                  7.16. Minimum Commitment by UBS. Notwithstanding the provisions of Section 8.05, UBS hereby agrees, so long as there exists no Event of Default and UBS remains as Administrative Agent, to maintain an aggregate Individual Loan Commitment under the Loan, the Building Loan and the Other Loan in the amount of at least $25,000,000, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank.


                                  ARTICLE VIII

                        GENERAL CONDITIONS AND PROVISIONS

                  8.01. Documentation Etc. Satisfactory. All documentation and proceedings deemed by Administrative Agent or Lenders' Counsel to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, both of them as to form and substance. In addition, the Persons responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and Lenders' Counsel. Administrative Agent or Lenders' Counsel shall receive copies, certified if requested by either of them, of all documents which they may require in connection with the transactions contemplated hereby.

                  8.02. Administrative Agent's Determination Conclusive. Administrative Agent shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition hereof.

                  8.03. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

                  8.04. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document, nor consent to any material departure by Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver or consent is sought to be enforced (it being understood, however, that the signatures of the Required Lenders and, solely for purposes of its acknowledgement thereof, Administrative Agent, shall be sufficient to bind Lenders to any such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document; (iii) change the definition of Required Lenders; (iv) release any material portion of the Mortgaged Property or other collateral for the Loan other than in accordance with the Loan Documents; (v) amend this Section or any other provision requiring the consent of all Lenders; or (vi) release, in whole or in part, any Guarantor. Without limiting the foregoing, acceptance by Administrative Agent or Lenders of any sum required to be paid pursuant hereto or any other Loan Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Administrative Agent or Lenders of their right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Loan Documents for such late or reduced payment.

                  8.05. Assignment; Participation. Any Non-Delinquent Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Pro Rata Share of the Loan (the "Participations"). In the event of any such grant by a Lender of a Participation to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi) of Section 8.04 without the consent of the Participant.

         Each Lender agrees to provide Borrower with notice of all Participations sold by such Lender. Borrower agrees to provide all assistance reasonably requested by a Lender to enable such Lender to sell Participations as aforesaid, or make assignments of its interest in the Loan as hereinafter provided in this Section.

         A Lender may at any time assign to any bank or other institution with the acknowledgment of Administrative Agent and the consent of UBS and (provided there exists no Event of Default) Borrower, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are subsidiaries of a Lender or of the parent of a Lender (each Consented Assignee or subsidiary bank or institution, an "Assignee") all or a proportionate part of all of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, (i) concurrently with such assignment, the assigning Lender also assigns, and the

Assignee assumes, a proportionate part of the assigning Lender's rights and obligations under the Building Loan and the Other Loan and (ii) after giving effect to such assignment (and the related assignment with respect to the Building Loan and the Other Loan), in each case, the Assignee's aggregate portion of the Loan, the Building Loan and the Other Loan and, in the case of a partial assignment of a Lender's interest, the assigning Lender's aggregate portion of the Loan, the Building Loan and the Other Loan will each be equal to or greater than $10,000,000. Upon (i) execution and delivery of such instrument,
(ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes, in the form of EXHIBIT C, shall be issued to the assigning Lender and Assignee by Borrower, in exchange for the return of the original Note. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall constitute obligations secured by the Mortgage. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite partnership/corporate action to authorize Borrower's execution and delivery of the substitute notes and any related documents. If the Assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13.

         Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with assignments in accordance with the foregoing provisions of this Section.

         Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         Borrower recognizes that in connection with a Lender's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. A Lender's delivery of any financial statements and appraisals to any such Participant or Assignee or prospective Participant or Assignee shall be done on a confidential basis.

                  8.06. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim Administrative Agent or any Lender may otherwise have, Administrative Agent and each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Administrative Agent's or such Lender's offices against any amount payable by Borrower to Administrative Agent or such Lender hereunder or under any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and (in the case of Lender) Administrative Agent thereof; provided that such Administrative Agent's or Lender's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

                  8.07. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of the Loan.

                  8.08. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

                  8.09. Non-Waiver; Remedies Cumulative. No failure or delay on Administrative Agent's or any Lender's part in exercising any right, remedy, power or privilege (hereinafter in this Section, each a "Remedy") hereunder or under any of the other Loan Documents shall operate as a waiver of any such Remedy or shall be deemed to constitute Administrative Agent's or any Lender's acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Administrative Agent or any Lender of any Remedy hereunder or under any of the other Loan Documents on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any Remedies provided therein or by law.

                  8.10. Certain Waivers. Borrower hereby irrevocably and unconditionally waives (i) promptness and diligence; (ii) notice of any actions taken by Administrative Agent or any Lender hereunder or under any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein, (iii) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of Borrower's obligations hereunder and under the other Loan Documents, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of any of its obligations hereunder or under the other Loan Documents,
(iv) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any lien on any collateral for the Loan or exhaust any right or take any action against Borrower, Guarantor or any other Person or against any collateral for the Loan, (v) any right or claim of right to cause a marshalling of Borrower's assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to the other Loan Documents except to the extent expressly prohibited by applicable Law. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY APPLICABLE LAW, BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY,
(Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

                  8.11. Expenses; Indemnification. Borrower covenants and agrees to pay all costs, expenses and charges (including, without limitation, all fees and charges of engineers, appraisers, any environmental consultant of Lender and Lenders' Counsel) incurred by Administrative Agent or any Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and (ii) the enforcement hereof or of any or all of the other Loan Documents; provided, however, that Borrower shall not be responsible for (1) the fees and expenses of legal counsel for Lenders other than UBS and
(2) costs, expenses and charges incurred by Administrative Agent and Lenders in connection with the administration or syndication of the Loan (other than any administration fee payable to Administrative Agent and the reasonable fees and expenses of Lenders' Counsel and UBS's environmental consultant in connection with the administration of the Loan, but with respect to Lenders' Counsel's fee in connection with syndication not unless the fees (not to exceed $25,000) relate to environmental matters). In connection with the foregoing, Lenders agree, to the extent practicable, to appoint a single counsel and local counsel, selected by Administrative Agent, to act on behalf of all Lenders in connection with the enforcement of the Loan Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Administrative Agent or any Lender pays such costs, charges or expenses, Borrower shall reimburse Administrative Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Default Rate. Borrower further agrees to indemnify Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the Mortgage or the ownership, leasing, condition, development, construction, sale, rental or financing of the Premises or Improvements or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.

                  8.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  8.13.    [INTENTIONALLY DELETED].

                  8.14. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower, Administrative Agent and each Lender hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (or any county in New York State where any portion of the Mortgaged Property is located) over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated on the cover page hereof, and service so made shall be complete five
(5) days after the same shall have been so mailed.

                  8.15. Integration. The Loan Documents constitute the entire agreement among Administrative Agent, Borrower and Lenders relating to the transactions contemplated thereby (except with respect to agreements among Lenders or with Administrative Agent relating solely to compensation, consideration and the syndication of the Loan) and supersede any prior oral or written statements or agreements with respect to such transactions.

                  8.16. Environmental Agreement. Notwithstanding any provision of this Agreement, in the event of a conflict between this Agreement and the Environmental Agreement, the Environmental Agreement shall be controlling.

                  8.17. Year 2000. Borrower represents, warrants and covenants that it and Guarantor has taken and shall take all action available to each of them to assure that its data processing and information technology systems are capable of effectively processing data and information, including dates on and after January 1, 2000, and shall not cease to perform, or provide, or cause any software and/or system which is material to its operations or any interface therewith to provide, invalid or incorrect results as a result of date functionality and/or data, or otherwise experience any degradation of performance or functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years, and that all such systems shall effectively and accurately manage and manipulate data derived from, involving or relating in any way to dates (including single century formulas and multi-century or leap year formulas), and will not cause an abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate incorrect values or invalid results involving such dates. At the request of Administrative Agent, Borrower shall provide Administrative Agent with reasonably acceptable assurance of Borrower's and Guarantor's year 2000 capability.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written, the execution hereof by Borrower constituting (a) a certification by the party or parties executing on its behalf that the representations and warranties made in Article V are true and correct as of the date hereof and that each of them duly holds and is incumbent in the position indicated under his or her name and (b) the undertaking of said party or parties that each Requisition, whether or not personally made by any or all of them, shall constitute the personal affirmation on the part of each of them that at the time thereof said representations and warranties are true and correct.

                                        ALEXANDER'S KINGS PLAZA
                                          CENTER, INC., a Delaware corporation


                                        By    /s/  Brian Kurtz
                                           -------------------------------
                                             Name: Brian Kurtz
                                             Title: Secretary and Treasurer


                                        KINGS PLAZA CORP.,
                                          a Delaware corporation


                                        By    /s/  Brian Kurtz
                                           -------------------------------
                                             Name: Brian Kurtz
                                             Title: Secretary and Treasurer


                                        ALEXANDER'S DEPARTMENT STORES
                                          OF BROOKLYN, INC.,
                                          a New York corporation


                                        By    /s/  Brian Kurtz
                                           -------------------------------
                                             Name: Brian Kurtz
                                             Title: Secretary and Treasurer


                                        Address for notices:
                                        c/o Vornado Realty Trust
                                        Park 80 West, Plaza II
                                        Saddle Brook, New Jersey 07663
                                        Attention:  Steven Roth & Joseph Macnow
                                        Telephone:  (201) 587-1000
                                        Telecopy:   (201) 587-0600

                                        UNION BANK OF SWITZERLAND
                                          (New York Branch),
                                          as Lender and Administrative Agent


                                        By   /s/  HOWARD MARGOLIS
                                           -------------------------------------
                                             Name: HOWARD MARGOLIS
                                             Title: VICE PRESIDENT, REAL ESTATE
                                                    FINANCE


                                        By   /s/  DAVID M. GOLDMAN
                                           -------------------------------------
                                             Name: DAVID M. GOLDMAN
                                             Title: ASSISTANT VICE PRESIDENT

                                        Address for notices, Administrative
                                         Agent's Office and
                                        Applicable Lending Office:
                                        299 Park Avenue, 38th Floor
                                        New York, New York 10171-0026
                                        Attention: Real Estate Finance Group
                                        Telephone:  (212) 821-3872
                                        Telecopy:   (212) 821-3943